                 BankAmerica Manufactured Housing Contract Trust
                  Senior/ Subordinate Pass-Through Certificates
                     Series 1996-1, Investor Number 19962001


MONTHLY SERVICING SUMMARY


Period Ending:          02/28/97
                                                                             Pass Through
                                                                                Rate                Balance           Pool Factor
                                                                         ----------------------------------------------------------

Determination Date:      03/05/97                        Scheduled Pool                        $233,707,818.71         95.0861207%
Remittance Date:         03/10/97                 Class A-1 Certificate             6.1250%      33,264,701.62         70.5822352%
                                                  Class A-2 Certificate             6.6500%      51,893,000.00        100.0000000%
Prior Period WAC           10.62%                 Class A-3 Certificate             6.9500%      20,316,000.00        100.0000000%
Current Period WAC         10.62%                 Class A-4 Certificate             7.3000%      26,068,000.00        100.0000000%
                                                  Class A-5 Certificate             7.5500%      28,483,000.00        100.0000000%
Senior Percentage         100.00%                 Class A-6 Certificate             8.0000%      27,040,000.00        100.0000000%
Class A-7 Percentage        0.00%                 Class A-7 Certificate             7.8000%      20,891,000.00        100.0000000%
Class B Percentage          0.00%                 Class B-1 Certificate             7.8750%      15,361,000.00        100.0000000%
                                                  Class B-2 Certificate             8.5000%       8,604,417.44        100.0000000%

I.  RECAP OF POOL:


                                       Loan Count          CLASS A-1           CLASS A-2           CLASS A-3           CLASS A-4
                                      ------------      --------------      --------------      --------------      --------------

    Beginning Certificate Balance            8,734      $35,051,401.27      $51,893,000.00      $20,316,000.00      $26,068,000.00
    Scheduled Principal Reduction                          (394,563.68)               0.00                0.00                0.00
    Partial Principal Prepayments                           (78,945.40)               0.00                0.00                0.00
    Principal Prepayments In Full              (33)        (656,641.02)               0.00                0.00                0.00
    Contract Liquidations                      (25)        (656,549.55)               0.00                0.00                0.00
    Contract Repurchases                         0                0.00                0.00                0.00                0.00
    Previously Undistributed
     Shortfalls                                                   0.00                0.00                0.00                0.00
                                      ------------      --------------      --------------      --------------      --------------
    Remaining Certificate Balance            8,676      $33,264,701.62      $51,893,000.00      $20,316,000.00      $26,068,000.00
                                      ------------      --------------      --------------      --------------      --------------
                                      ------------      --------------      --------------      --------------      --------------

                                        CLASS A-5          CLASS A-6          CLASS A-7          CLASS B-1             CLASS B-2
                                      ------------      --------------      --------------      --------------      --------------
    Beginning Certificate Balance   $28,483,000.00      $27,040,000.00      $20,891,000.00      $15,361,000.00       $8,604,417.44
    Scheduled Principal Reduction             0.00                0.00                0.00                0.00                0.00
    Partial Principal Prepayments             0.00                0.00                0.00                0.00                0.00
    Principal Prepayments In Full             0.00                0.00                0.00                0.00                0.00
    Contract Liquidations                     0.00                0.00                0.00                0.00                0.00
    Contract Repurchases                      0.00                0.00                0.00                0.00                0.00
    Previously Undistributed
     Shortfalls                               0.00                0.00                0.00                0.00                0.00
                                     -------------      --------------      --------------      --------------      --------------
    Remaining Certificate Balance   $28,483,000.00      $27,040,000.00      $20,891,000.00      $15,361,000.00       $8,604,417.44
                                     -------------      --------------      --------------      --------------      --------------
                                     -------------      --------------      --------------      --------------      --------------


                 BankAmerica Manufactured Housing Contract Trust
                  Senior/ Subordinate Pass-Through Certificates
                     Series 1996-1, Investor Number 19962001


MONTHLY SERVICING SUMMARY


II. DISTRIBUTIONS:

                                                            CLASS A-1           CLASS A-2           CLASS A-3            CLASS A-4
                                                         -------------      --------------         -----------          -----------

    Principal Distribution Amount                        $1,786,699.65               $0.00               $0.00               $0.00
    Interest Distribution Amount                            178,908.19          287,573.71          117,663.50          158,580.33
    Unpaid Interest Shortfall                                     0.00                0.00                0.00                0.00
                                                         -------------      --------------         -----------         -----------
    Total Distribution                                   $1,965,607.84         $287,573.71         $117,663.50         $158,580.33
                                                         -------------      --------------         -----------         -----------
                                                         -------------      --------------         -----------         -----------


                                         CLASS A-5           CLASS A-6           CLASS A-7           CLASS B-1           CLASS B-2
                                     -------------      --------------         -----------         -----------          ----------
    Principal Distribution Amount            $0.00               $0.00               $0.00               $0.00               $0.00
    Interest Distribution Amount        179,205.54          180,266.67          135,791.50          100,806.56           60,947.96
    Unpaid Interest Shortfall                 0.00                0.00                0.00                0.00                0.00
                                     -------------      --------------         -----------         -----------          ----------
    Total Distribution                 $179,205.54         $180,266.67         $135,791.50         $100,806.56          $60,947.96
                                     -------------      --------------         -----------         -----------          ----------
                                     -------------      --------------         -----------         -----------          ----------


III.  SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                                 $2,462,877.88


                                                                             Gross Int....        2,068,314.20
                                                                             Principal....          394,563.68

IV.   SERVICING FEE:                                                                               $194,756.52


V.    DELINQUENCY INFORMATION:

                                                          Days Delinquent                               Number      Actual Balance
                                                          ---------------                        -------------    ----------------

                                                              31 - 59                                      113       $2,966,996.02
                                                              60 - 89                                       27          701,037.64
                                                            90 or more                                      41          993,164.57
                                                          ---------------                        -------------    ----------------
                                                          Total Delinquent                                 181       $4,661,198.23
                                                                                                 -------------    ----------------
                                                                                                 -------------    ----------------

                 BankAmerica Manufactured Housing Contract Trust
                  Senior/ Subordinate Pass-Through Certificates
                     Series 1996-1, Investor Number 19962001


MONTHLY SERVICING SUMMARY


VI.  REPOSSESSION INFORMATION:                                                           Number           Actual Balance
                                                                                 --------------           --------------

                                        BOP Repossessions                                    50            $1,532,944.29
                                                Plus Repossessions this Month                32               815,951.05
                                          Less Liquidations                                  25              $662,281.10
                                                                                 --------------           --------------
                                          EOP Repossessions                                  57           $1,686,614.24
                                                                                 --------------           --------------
                                                                                 --------------           --------------

VII. REPURCHASES:

                                                                                         Number           Actual Balance
                                                                                 --------------           --------------

                                                  Contracts                                   0                    $0.00
                                                Repurchased
                                                or Replaced
                                                Eligible Substitute Contracts                 0                    $0.00
                                                                                 --------------           --------------
                                                  Difference Paid by Servicer                 0                    $0.00
                                                                                 --------------           --------------
                                                                                 --------------           --------------

VIII. RESERVE ACCOUNT ACTIVITY
                                              Reserve Fund Beginning Balance              $0.00
                                                    Reserve Fund Draw Amount              $0.00
                                                 Reserve Fund Deposit Amount              $0.00

IX.   MONTHLY ADVANCE

                                                      Monthly Advance Amount              $0.00
                                                 Outstanding Amount Advanced              $0.00


X.    DELINQUENCY
      RATIOS

                                           Average 30-Day Delinquency Ratio               1.33%
                                           Average 60-Day Delinquency Ratio               0.79%
                                             Cumulative Realized Loss Ratio               0.65%
                                                Current Realized Loss Ratio               0.55%


                 BankAmerica Manufactured Housing Contract Trust
                  Senior/ Subordinate Pass-Through Certificates
                     Series 1996-1, Investor Number 19962001



MONTHLY SERVICING SUMMARY



XI.  RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                       $63,029.22


XII. LIQUIDATION LOSSES:
                                                Previous Period Aggregate Net Liquidation
                                                                                   Losses:    $1,253,218.02
                                                 Current Period Aggregate Net Liquidation
                                                                                   Losses:    $1,604,249.06
                                                        Current Period Liquidation Losses:      $351,031.04
